As Filed with the Securities and Exchange Commission on November 2, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SIENA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	88-0390360

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5625 S. Arville St., Suite E Las Vegas, NV 89118

(Address of principal executive offices)

Siena Technologies, Inc. 2005 Stock Incentive Plan

(Full title of the plan)

Christopher G. Pizzo Chief Financial Officer 5625 S. Arville St., Suite E Las Vegas, NV 89118 (702) 889-8777

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David J. Ketelsleger, Esq.

McAfee & Taft A Professional Corporation

Tenth Floor, Two Leadership Square

211 North Robinson

Oklahoma City, Oklahoma 73102-7103

Telephone: (405) 552-2236

Facsimile: (405) 235-0439

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $.001	6,000,000	$0.33	$1,980,000	$211.86
(1)

Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the bid and asked price of Siena Technologies, Inc. common stock, as reported on the OTC Bulletin Board® on October 30, 2006

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information (1)

Item 2. Registrant Information and Employee Plan Annual Information (1)

_____________

(1)

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

1.	Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed on April 18, 2006.
2.	Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2006, as filed on May 15, 2006, and for the quarter ended June 30, 2006, as filed on August 14, 2006.
3.	Current Reports on Form 8-K filed on January 6, 2006, March 20, 2006, June 16, 2006, June 23, 2006, August 7, 2006, August 11, 2006, August 18, 2006 and October 30, 2006.
4.

The description of the Registrant's Common Stock set forth in the Registrant’s registration statement on Form 10-SB filed with the Commission on March 5, 1999, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this registration statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Article VII of the Registrant's By-laws provides: Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Article Twelfth of the Registrant’s Articles of Incorporation provides: No director or officer of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such officer or director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions, which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.
Exhibit No.	Document

3.1	Articles of Incorporation, dated March 24, 1998 (included as exhibit 3.1 to the Form 10-SB filed March 5, 1999, and incorporated herein by reference).
3.1.1	Certificate of Amendment of Articles of Incorporation (included as exhibit 3.2 to the Form 8-K filed November 29, 2000, and incorporated herein by reference).
3.1.2	Certificate of Amendment of Articles of Incorporation (included as exhibit 3.3 to the Form 8-K filed November 29, 2000, and incorporated herein by reference).
3.1.3	Certificate of Amendment to Articles of Incorporation, dated January 10, 2003 (included as exhibit 3.3 to the Form 10-KSB filed April 15, 2003, and incorporated herein by reference).
3.1.4	Certificate of Amendment to the Certificate of Incorporation, dated June 26, 2003 (included as exhibit 4.1 to the Form 10-QSB filed November 13, 2003, and incorporated herein by reference).

3.1.5*	Certificate of Amendment to Certificate of Incorporation, dated October 25, 2006.
3.2	By-laws, dated March 24, 1998 (included as exhibit 3.2 to the Form 10-SB filed March 5, 1999, and incorporated herein by reference).
3.2.1	Amendment to By-laws, dated May 6, 1999 (included as exhibit 3.2.2 to the Form 10-SB filed May 14, 1999, and incorporated herein by reference).
5*	Opinion of McAfee & Taft A Professional Corporation.
23.1*	Consent of Jaspers & Hall, PC.
23.2*	Consent of McAfee & Taft A Professional Corporation (Included in Exhibit 5).
24*	Power of Attorney (Included on signature page).
99.1*	Amended and Restated Siena Technologies, Inc, 2005 Stock Incentive Plan.

____________________________

* Filed herewith

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes to:

(1)    File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time be the initial bona fide offering; and

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer, pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 2nd day of November, 2006.

(Registrant)		SIENA TECHNOLOGIES, INC.

	By:	/s/ Jeffrey R. Hultman Jeffrey R. Hultman Chief Executive Officer

	By:	/s/ Christopher G. Pizzo Christopher G. Pizzo Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Siena Technologies, Inc. (hereinafter the "Company"), hereby severally constitute and appoint Jeffrey R. Hultman, Christopher G. Pizzo and James Michael Kelley, and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission relating to Network Installation Corp. 2005 Stock Option Plan granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Jeffrey R. Hultman	Chairman of the Board, Chief Executive Officer and Director

Jeffrey R. Hultman		November 2, 2006

/s/ James Michael Kelley	Director

James Michael Kelley		November 2, 2006

/s/ Christopher G. Pizzo	Chief Financial Officer and Director

Christopher G. Pizzo		November 2, 2006

Index to Exhibits

Exhibit No.	Description	Method of Filing
3.1	Articles of Incorporation, dated March 24, 1998.	Incorporated herein by reference
3.1.1	Certificate of Amendment of Articles of Incorporation.	Incorporated herein by reference
3.1.2	Certificate of Amendment of Articles of Incorporation.	Incorporated herein by reference
3.1.3	Certificate of Amendment to Articles of Incorporation, dated January 10, 2003.	Incorporated herein by reference
3.1.4	Certificate of Amendment to the Certificate of Incorporation, dated June 26, 2003.	Incorporated herein by reference
3.1.5	Certificate of Amendment to Certificate of Incorporation, dated October 25, 2006.	Filed herewith electronically
3.2	By-laws, dated March 24, 1998.	Incorporated herein by reference
3.2.1	Amendment to By-laws, dated May 6, 1999.	Incorporated herein by reference
5	Opinion of McAfee & Taft A Professional Corporation.	Filed herewith electronically
23.1	Consent of Jaspers & Hall, PC.	Filed herewith electronically
23.2	Consent of McAfee & Taft A Professional Corporation (Included in Exhibit 5).	Filed herewith electronically
24	Power of Attorney (Included on signature page).	Filed herewith electronically
99.1	Amended and Restated Siena Technologies, Inc, 2005 Stock Incentive Plan.	Filed herewith electronically